EXHIBIT 10.3

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into on August 19, 2013, by and among APN HOLDING COMPANY, INC., a Delaware corporation, APPLICA CONSUMER PRODUCTS, INC., a Florida corporation, APPLICA MEXICO HOLDINGS, INC., a Delaware corporation, HP DELAWARE, INC., a Delaware corporation, HPG LLC, a Delaware limited liability company, TOASTMASTER INC., a Missouri corporation, SPECTRUM BRANDS, INC., a Delaware corporation, DB ONLINE, LLC, a Hawaii limited liability company, ROV HOLDING, INC., a Delaware corporation, ROVCAL, INC., a Wisconsin corporation, SCHULTZ COMPANY, a Missouri corporation, SPECTRUM NEPTUNE US HOLDCO CORPORATION, a Delaware corporation, UNITED INDUSTRIES CORPORATION, a Delaware corporation, UNITED PET GROUP, INC., a Delaware corporation, BALDWIN HARDWARE CORPORATION, a Pennsylvania corporation, KWIKSET CORPORATION, a Delaware corporation, NATIONAL MANUFACTURING CO., an Illinois corporation, NATIONAL MANUFACTURING MEXICO A LLC, a Delaware limited liability company, NATIONAL MANUFACTURING MEXICO B LLC, a Delaware limited liability company, PRICE PFISTER, INC., a Delaware corporation, ROV INTERNATIONAL HOLDINGS LLC, a Delaware limited liability company, and WEISER LOCK CORPORATION, a California corporation (collectively, “Borrowers” and, each individually, as a “Borrower”), SB/RH HOLDINGS, LLC, a Delaware limited liability company (“Guarantor”; Borrowers and Guarantor are collectively referred to herein as “Obligors” and, each individually, as an “Obligor”), BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent (together with its successors in such capacities, “Administrative Agent”) for the financial institutions (collectively, the “Lenders”) party from time to time to the Loan Agreement (as defined below), and the Lenders party hereto.

Recitals:

Administrative Agent, the Lenders, and Obligors are parties to that certain Loan and Security Agreement dated as of June 16, 2010 (as at any time amended, modified, restated or supplemented, the “Loan Agreement”), pursuant to which Administrative Agent and the Lenders have made extensions of credit and other financial accommodations available to Borrowers.

Borrowers have informed Administrative Agent and Lenders that Borrowers have extended an offer to the current holders of the Senior Secured Notes (as defined in the Loan Agreement) to redeem (the “Senior Secured Notes Redemption”) such notes pursuant to Article 3 of the Senior Secured Notes Indenture (as defined in the Loan Agreement).  Such offer will expire on September 3, 2013, unless extended by the Borrowers, and the Senior Secured Notes validly tendered pursuant to such offer will be redeemed on or about September 4, 2013.  In connection with the Senior Secured Notes Redemption, the Borrower will satisfy and discharge the Senior Secured Notes Indenture on or about September 4, 2013 (together with the completion of the Senior Secured Notes Redemption, the “Redemption”) and issue a notice of redemption for all Senior Secured Notes not validly tendered pursuant to such offer.  In order to finance the Redemption, Borrowers desire to enter into (a) that certain Amendment No. 1 to the Senior Term Loan Agreement and (b) that certain New Term Loan Commitment Agreement No. 1, each in the form attached to that certain Certificate Regarding Term Loan Transactions executed and delivered by Borrowers to Administrative Agent on the date hereof (together, the “Senior Term Loan Amendments”) and to incur additional debt under the Senior Term Loan Agreement, as amended by the Senior Term Loan Amendments.  Obligors have requested that Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), in its capacity as sole lead arranger, obtain approval from the Required Lenders to waive compliance with Sections 10.2.1 and 10.2.19 of the Loan Agreement to the extent necessary to permit the consummation of the Redemption, the execution and delivery of the Senior

Term Loan Amendments and the incurrence of additional Senior Term Loan Debt pursuant to the terms and subject to the conditions set forth herein and in the Senior Term Loan Agreement, as amended by the Senior Term Loan Amendments.

In connection with such waiver, Obligors have requested that Administrative Agent and MLPF&S, in its capacity as sole lead arranger, obtain approval from the Required Lenders to certain amendments to the Loan Agreement.  Subject to the terms and conditions set forth in this Amendment, Administrative Agent and the Lenders are willing (i) to waive compliance with Sections 10.2.1 and 10.2.19 of the Loan Agreement to the extent necessary to permit the consummation of the Redemption, the execution and delivery of the Senior Term Loan Amendments and the incurrence of additional Senior Term Loan Debt and (ii) to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto hereby agree as follows:

1.           Definitions.  All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.           Waiver.  Subject to satisfaction of the conditions set forth in Section 10 of this Amendment on or prior to the date hereof and so long as no Default or Event of Default exists under the Loan Agreement on the date hereof, Administrative Agent and Lenders party hereto waive compliance with Section 10.2.19 of the Loan Agreement to the extent necessary to permit Obligors to enter into the Senior Term Loan Amendments.   Administrative Agent and Lenders party hereto hereby waive compliance with Section 10.2.1 of the Loan agreement to the extent necessary to permit the incurrence of the additional Senior Term Loan Debt pursuant to the terms of the Senior Term Loan Agreement, as amended by the Term Loan Amendments (as in effect on the Sixth Amendment Effective Date) (the "Additional Senior Term Loan/Senior Secured Notes Redemption") so long as the conditions set forth in Section 10 of this Amendment are satisfied on or prior to the date hereof and each of the following additional conditions is satisfied concurrently with the Additional Senior Term Loan/Senior Secured Notes Redemption (such conditions, the "Additional Senior Term Loan/Senior Secured Notes Redemption Conditions"):

(a)           the incurrence of such additional Debt and the consummation of the Redemption occurs on or before September 11, 2013;

(b)           no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to the incurrence of such additional Debt and the consummation of the Redemption;

(c)           after giving effect to the incurrence of such additional Debt and consummation of the Redemption, Spectrum and its consolidated Subsidiaries shall have a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for the four (4) Fiscal Quarter period ended immediately prior to the date of such incurrence of additional Debt and consummation of the Redemption (and giving pro forma effect thereto);

(d)           the applicable conditions set forth in Section 10.2.8(b) and the definition of Permitted Debt Prepayment have been satisfied;

(e)           on the date of incurrence of such additional Debt, after giving pro forma effect thereto, the aggregate principal amount of Senior Term Loan Debt does not exceed $1,850,000,000;

(f)           all of the Senior Secured Notes validly tendered are redeemed, the Senior Secured Notes Indenture is satisfied and discharged and ceases to be of further effect, and all of the Senior Secured Notes that are not validly tendered are subject to an irrevocable notice delivered to the Senior Secured Note Indenture Trustee to redeem such notes on the first redemption date thereafter and cash collateral is deposited with such trustee in an amount sufficient to effectuate such redemption; and

(g)           Administrative Agent has received a certificate from Obligors, in form and substance reasonably satisfactory to Administrative Agent, certifying or, as applicable, demonstrating compliance with the Additional Senior Term Loan/Senior Secured Notes Redemption Conditions described in clauses (a) through (c), (e) and (f) of this Section 2.

The date on which such additional Debt has been incurred, the Senior Secured Notes Indenture has been satisfied and discharged and all of the Additional Senior Term Loan/Senior Secured Notes Redemption Conditions have been satisfied is referred to in this Amendment as the "Additional Senior Term Loan/Senior Secured Notes Redemption Effective Date."

3.           Amendments to Loan Agreement Effective on the Sixth Amendment Effective Date.  Subject to satisfaction of the conditions set forth in Section 10 of this Amendment, the Loan Agreement is hereby amended as follows:

(a)           By adding the following new definitions of "2012 Indentures," "Commodity Exchange Act," "Excluded Swap Obligation," "Qualified ECP," "Sixth Amendment Effective Date," "Specified Obligor," and "Swap Obligations" to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

2012 Indentures: collectively, that certain Indenture dated March 20, 2012 among Spectrum, as Issuer, the guarantors party thereto and US Bank National Association, as trustee, with respect to the 6.750% Senior Notes due 2020 and that certain Indenture dated November 16, 2012 among Spectrum, as successor to Spectrum Brands Escrow Corp., as issuer, and U.S. Bank National Association, as trustee, with respect to the 6.375% Senior Notes due 2020 and the 6.625% Senior Notes due 2022, in each case, as amended and supplemented from time to time in accordance with this Agreement.

Commodity Exchange Act:  the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Excluded Swap Obligation: with respect to any Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor's guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because such Obligor does not constitute an "eligible contract participant" as defined in the act (determined after giving effect to Section 5.12 and any other keepwell, support or other agreement for the benefit of such Obligor, and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation.  If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligations or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s).

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an "eligible contract participant" under the Commodity Exchange Act and can cause another Person to qualify as an "eligible contract participant" under Section 1a(18)(A)(v)(II) of such act.

Sixth Amendment Effective Date:  August 19, 2013.

Specified Obligor: at any time of determination an Obligor that is not then an "eligible contract participant" under the Commodity Exchange Act (determined prior to giving effect to Section 5.12).

Swap Obligations:  with respect to any Obligor, its obligations under a Hedging Agreement that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

(b)           By deleting the definitions of "Maximum Indenture Cap," "Obligations," "Secured Bank Product Obligations" and "Senior Term Loan Agreement" set forth in Section 1.1 of the Loan Agreement in their entirety and by substituting in lieu thereof the following new definitions:

Maximum Indenture Cap: on any date, an amount equal to the sum of Obligations that Borrowers would be permitted to incur under this Agreement on such date under all of the 2012 Indentures without causing a breach or violation of any of the 2012 Indentures as in effect on the Sixth Amendment Effective Date.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Secured Bank Product Obligations, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Secured Bank Product Obligations: Bank Product Debt owing to a Secured Bank Product Provider, up to the maximum amount specified by such provider in writing to Administrative Agent (other than in the case of Bank of America or its Affiliates, which shall not be required to provide any such written notice), which amount may be (i) increased with respect to any existing Noticed Hedge at any time by further written notice to Administrative Agent, or (ii) established or increased with respect to any Secured Bank Product Obligations other than an existing Noticed Hedge by further written notice to Administrative Agent from time to time, as long as, in each case under this subclause (ii):  (A) no Default or Event of Default exists, (B) establishment of a Bank Product Reserve for such amount and all other Secured Bank Product Obligations would not result in an Overadvance, and (C) the aggregate amount of Bank Product Debt arising from Bank Products described in clauses (c) and (d) of the definition thereof shall not exceed $50,000,000; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

Senior Term Loan Agreement: that certain Credit Agreement, dated as of December 17, 2012, by and among Spectrum, as lead borrower, Spectrum Brands Canada, Inc., as Canadian borrower, Holdings and certain Subsidiaries, each as a guarantor, Deutsche Bank AG New York Branch, as administrative agent, and the Senior

Term Lenders, as amended by Amendment No. 1 to Credit Agreement and New Term Loan Commitment Agreement No. 1, each dated as of the Sixth Amendment Effective Date, as the same may be further amended, modified, supplemented, restated, replaced or refinanced from time to time in accordance with the terms thereof and of the Intercreditor Agreements.

(c)           By deleting the definition of "Permitted Specified Refinancing" set forth in Section 1.1 of the Loan Agreement in its entirety.

(d)           By deleting the last paragraph of Section 5.7.1 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations specified above.  Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to Administrative Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to Administrative Agent for determining the amount due.  Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party holding such Secured Bank Product Obligations.  If a Secured Party fails to deliver such calculation within five (5) days following request by Administrative Agent, Administrative Agent may assume the amount to be distributed is no greater than the maximum amount of Secured Bank Product Obligations last reported to Administrative Agent.  The allocations set forth in this Section are solely to determine the rights and priorities of Administrative Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Obligor.  This Section is not for the benefit of or enforceable by any Borrower.

(e)           By deleting the first sentence of clause (a) of Section 5.12.1 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment of all of the Obligations (except its Excluded Swap Obligations), regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which any Credit Party accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that each Credit Party is relying on the joint and several liability of all Borrowers in extending the Loans and other financial accommodations hereunder to Borrowers.

(f)           By adding the following clause (d) to Section 5.12.3 of the Loan Agreement immediately following clause (c) set forth therein:

(d)           Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally,

absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP's obligations and undertakings under this Section 5.12 voidable under any applicable fraudulent transfer or conveyance act).  The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of the Obligations.  Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support or other agreement" for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

(g)           By deleting clause (c) of Section 6.2 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

(c)           Borrower Agent shall have certified to Administrative Agent in the most recent Borrowing Base Certificate (or such other certificate reasonably requested by Administrative Agent) that (i) such Loan or Letter of Credit, and the repayment or reimbursement thereof, as applicable, is permitted under and does not violate any of the 2012 Indentures (to the extent then still in effect), and (ii) no default or event of default otherwise exists under any of the 2012 Indentures (to the extent then still in effect) on such date.

(h)           By deleting clause (g) of Section 10.2.1 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

(g)           Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Debt incurred pursuant to Section 10.2.1(f), not in excess of $100,000,000 at any time outstanding;

(i)           By deleting clause (t) of Section 10.2.1 of the Loan Agreement in its entirety and by substituting in lieu thereof "(t) [reserved;]."

(j)           By deleting Section 10.2.9 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

10.2.9 Fundamental Changes.  (a) Merge, combine or consolidate with and into any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for (i) mergers or consolidations of (A) a wholly-owned Subsidiary with another wholly-owned Subsidiary, (B) an Obligor with an Obligor, (C) an Obligor with and into a Borrower in a transaction in which such Borrower is the surviving Person or (D) in connection with a Permitted Acquisition, (ii) any liquidation or dissolution of (A) a Foreign Subsidiary that is owned by another Foreign Subsidiary or (B) any Subsidiary (other than an Obligor) that is a direct Subsidiary of a Borrower, in each case under this clause (ii), so long as such liquidation or dissolution is consummated in accordance with Applicable Law and all assets remaining after payment of all valid claims against such liquidating Subsidiary are distributed to the holders of its Equity Interests, or (iii) any liquidation or dissolution of an Obligor (other than Super Holdco or Spectrum) that is a direct Subsidiary of an Obligor, in each case under this clause (iii), so long as (A) at the time of such liquidation or dissolution, no Default or Event of Default has occurred, (B) either the Obligor to be dissolved or liquidated has Accounts and Inventory with a value no greater than $5,000,000 or Administrative Agent and Required Lenders have provided their prior written consent to such liquidation or dissolution, (C) such liquidation or dissolution is consummated in accordance with Applicable Law and all assets remaining after payment of all valid claims against such liquidating Obligor are distributed to the holders of its Equity Interests, and (D) after giving effect to such liquidation or dissolution, the validity, enforceability, perfection and priority of the Liens of Administrative Agent in the assets of such liquidating or dissolving entity continue in full force and effect; or (b) solely in the case of an Obligor, change (i) its name or conduct business under any fictitious name, (ii) its tax, charter or other organizational identification number or (iii) its form or jurisdiction of organization, except in each case under this clause (b), (A) in connection with a transaction permitted under clause (a) of this Section 10.2.9, and (B) unless (I) such Obligor shall have given Administrative Agent at least thirty (30) days' prior written notice thereof and (II) Administrative Agent shall have taken all steps deemed necessary by Administrative Agent to maintain the validity, enforceability, perfection and priority of Administrative Agent's security interest in the Collateral of such Obligor and its Subsidiaries, and Obligors shall have executed and delivered such documents, instruments and agreements requested by Administrative Agent in connection therewith.

4.           Amendments to Loan Agreement Effective on the Additional Senior Term Loan/Senior Secured Notes Redemption Effective Date.  Subject to satisfaction of the conditions set forth in Section 10 of this Amendment, satisfaction of the Additional Senior Term Loan/Senior Secured Notes Redemption Conditions and consummation of the Additional Senior Term Loan/Senior Secured Notes Redemption, the Loan Agreement is hereby amended as follows effective on the Additional Senior Term Loan/Senior Secured Notes Redemption Effective Date:

(a)           By adding the following new definitions of "Additional Senior Term Loan/Senior Secured Notes Redemption Effective Date" and "Sixth Amendment" to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

Additional Senior Term Loan/Senior Secured Notes Redemption Effective Date: as defined in the Sixth Amendment.

Sixth Amendment: that certain Sixth Amendment to Loan and Security Agreement dated the Sixth Amendment Effective Date among Borrowers, the Lenders Party thereto and Administrative Agent.

(b)           By deleting the definition of "Non-Revolving Pari Passu Lenders" from Section 1.1 of the Loan Agreement in its entirety.

(c)           By deleting the definitions of "Collateral Trust Agreement," "Net Proceeds," "Non-Revolving Pari Passu Debt," "Permitted Additional Unsecured Debt Conditions," "Permitted Asset Disposition," "Related Real Estate Documents," "Revolver Termination Date," "Senior Term Loan Debt" and "Specified Acquisition Conditions" set forth in Section 1.1 of the Loan Agreement in their entirety and by substituting in lieu thereof the following new definitions:

Collateral Trust Agreement: that certain Collateral Trust Agreement dated of even date herewith, by and among Deutsche Bank AG New York Branch, as administrative agent under the Senior Term Loan Agreement, Collateral Trustee, the Obligors party thereto and each Additional Authorized Representative (as defined therein) party thereto from time to time, as the same may be amended, modified, restated or supplemented from time to time in accordance with the ABL Intercreditor Agreement and this Agreement.

Net Proceeds: with respect to any Asset Disposition, the cash proceeds (including (x) cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received, (y) in the case of a casualty, insurance proceeds and (z) in the case of a condemnation or similar event, condemnation awards and similar payments), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and Spectrum’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Borrowed Money which is secured by the asset sold in such Asset Disposition and which is required to be repaid with such proceeds (other than (x) any such Debt assumed by the purchaser of such asset, and (y) Debt under the Loan Documents); provided, however, that, in connection with a Permitted Asset Disposition of Non-Current Asset Collateral, if (A) Borrower Agent shall deliver a certificate of a Senior Officer to Administrative Agent at the time of receipt thereof setting forth its intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of Spectrum and Subsidiaries within the time period specified in this definition and (B) no Default or Event of Default shall have occurred and shall be continuing, in each case, at the time such proceeds are received by the applicable Obligor, such proceeds shall not constitute Net Proceeds except to the extent not so used (1) within three hundred and sixty-five (365) days following the receipt of such proceeds, at which time such proceeds shall be deemed to be Net Proceeds or (2) if Spectrum or the relevant Subsidiary enters into a legally binding commitment to reinvest such Net Proceeds within three hundred and sixty-five (365) days following the receipt thereof, within one hundred and eighty (180) days following the date of such legally binding commitment.

Non-Revolving Pari Passu Debt: Debt under the Senior Term Loan Agreement and any Additional Secured Debt Facility (as defined in the Collateral Trust Agreement), provided that, in each case, Borrowers are permitted under this Agreement to incur such Debt and any Liens securing such Debt.

Permitted Additional Unsecured Debt Condition:  means, with respect to each incurrence of additional Debt pursuant to Section 10.2.1(y), each of the following conditions:

(i)         no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to the incurrence of such additional Debt;

(ii)         such additional Debt shall be unsecured;

(iii)         both before and immediately after giving effect to the incurrence of such additional Debt, Spectrum and its consolidated Subsidiaries shall have a Fixed Charge Coverage Ratio (calculated in accordance with the Senior Term Loan Agreement as amended on or about the Sixth Amendment Effective Date) of at least 2.0 to 1.0 for the four (4) Fiscal Quarter period ended immediately prior to the date of such incurrence of additional Debt (and giving pro forma effect thereto) for which financial statements required under Section 10.1.2(a) or 10.1.2(b) have been delivered; and

(iv)         if such additional Debt matures on or prior to the Revolver Termination Date, Borrowers shall as promptly as practicable upon the incurrence thereof disclose such Debt to Administrative Agent and Administrative Agent shall establish an Availability Reserve at least 60 days prior to the maturity of such Debt in such amount as Administrative Agent deems appropriate in its discretion; provided, that no Availability Reserve shall be established with respect to the first $75,000,000 of aggregate principal amount of additional Debt incurred under this clause (iv) and the first proviso of clause (iv) of the definition of Permitted Additional Debt Condition.

Permitted Asset Disposition: an Asset Disposition that is:

(a)         a transfer or disposition of Property by a Subsidiary or an Obligor to an Obligor;

(b)         a sale, transfer or other disposition of Inventory in the Ordinary Course of Business;

(c)         a sale, transfer or other disposition of Accounts in connection with the compromise, settlement or collection thereof, in each case, in the Ordinary Course of Business, and so long as the proceeds thereof are remitted to Administrative Agent for application to the Obligations during any Cash Dominion Period and provided that, if an Event of Default has occurred and is continuing, Administrative Agent has not delivered to Borrowers written notice that Obligors shall not make any such sale, transfer or other disposition with respect to Accounts;

(d)         the transfer of Property that is the subject of a casualty or condemnation event;

(e)         a transfer or disposition of Factoring Transaction Assets by any Borrower or Subsidiary in connection with a Permitted Factoring Transaction;

(f)         other dispositions expressly authorized by other provisions of the Loan Documents;

(g)         a sale, transfer or other disposition of any Non-Current Asset Collateral or assets of Foreign Subsidiaries so long as (i) such sale, transfer or other disposition is permitted by Section 6.05 of the Senior Term Loan Agreement as amended on or about the Sixth Amendment Effective Date, (ii) all Net Proceeds are remitted to Administrative Agent, provided that, subject to the ABL Intercreditor Agreement, such Net Proceeds may be retained by the applicable Obligor for investment or remitted to the Term/Notes Secured Parties in accordance with the Collateral Trust Agreement as in effect on the date hereof, and (iii) with respect to a sale of Non-Current Asset Collateral with a fair market value exceeding $5,000,000 (other than a sale, transfer or other disposition made in connection with the Global Integration Transactions), Borrower Agent shall have delivered a certificate of a Senior Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to Administrative Agent; or

(h)         any sale, transfer or other disposition of any Non-Current Asset Collateral or assets of Foreign Subsidiaries made in connection with the Global Integration Transactions.

Related Real Estate Documents: with respect to any Mortgaged Property, documents in form and substance substantially similar to those delivered or required to be delivered to Term/Notes Agent by the applicable Obligors pursuant to the Senior Term Loan Documents.

Revolver Termination Date: the earlier of (i) 45 days prior to the earliest stated maturity date of any tranche of the Senior Term Loan Debt and (ii) May 24, 2017.

Senior Term Loan Debt: the Debt incurred by Spectrum under the Senior Term Loan Documents in the aggregate principal amount not to exceed the sum of (a) $1,850,000,000; plus (b) any increase in such principal amount in an amount not to exceed $250,000,000 in aggregate, provided that Borrowers deliver to Administrative Agent written notice of such increase pursuant to this clause (b) within 30 days after Borrowers' incurrence thereof; plus (c) any increase in such principal amount that Borrowers are permitted to incur pursuant to Section 10.2.1(x) after the Additional Senior Term Loan/Senior Secured Notes Redemption Effective Date upon satisfaction of the Permitted Additional Debt Conditions; minus (d) the aggregate amount of all repayments and prepayments of the principal of the obligations under the Senior Term Loan Agreement (other than prepayments or repayments of such obligations in connection with a refinancing thereof); and plus (e) interest, fees, premiums, costs, expenses, indemnities and other amounts in accordance with the Senior Term Loan Documents and the Intercreditor Agreements.

Specified Acquisition Conditions: means, with respect to an Acquisition pursuant to which a Specified Acquisition Subsidiary has or incurs Debt permitted by Section 10.2.1(z), each of the following conditions:

(i)         Borrowers shall have obtained an agreement with respect to the Term Loan Documents permitting Specified Acquisitions substantially in accordance with the terms hereof;

(ii)         each of the conditions required for a Permitted Acquisition shall be satisfied;

(iii)         the assets of the Specified Acquisition Subsidiary (A) shall be excluded from the Borrowing Base and (B) shall not be co-mingled with any Collateral;

(iv)         no Specified Acquisition Subsidiary shall be an Obligor hereunder;

(v)         Administrative Agent shall have reviewed all security documents (and all documents which encumber the assets of the Specified Acquisition Subsidiary) in connection with each Specified Acquisition to confirm that no Lien on any Collateral would arise therefrom; and

(vi)         the total outstanding amount of Debt owing to any Person that is incurred in connection with all Specified Acquisitions shall not at any time exceed $50,000,000;

provided, that (a) Obligors shall be permitted to join any Specified Acquisition Subsidiary as an Obligor hereunder and assets of such Specified Acquisition Subsidiary may be included in the Borrowing Base upon satisfaction of each Specified Acquisition Subsidiary Joinder Condition and (b) Obligors shall join any Specified Acquisition Subsidiary as an Obligor hereunder in accordance with the Specified Acquisition Subsidiary Joinder Conditions if such Specified Acquisition Subsidiary is or at any time becomes designated as a “Restricted Subsidiary” under the Senior Term Loan Documents, any of the 2012 Indentures or any restatements or replacements of any of the foregoing, and, thereafter, in each case with respect to clauses (a) and (b) of this proviso, such Specified Acquisition Subsidiary shall cease to be a Specified Acquisition Subsidiary.

(d)           By deleting clauses (a) and (b) of Section 5.3 of the Loan Agreement in their entirety and by substituting in lieu thereof the following:

(a)           Except as may be otherwise required under the Senior Term Loan Agreement, and subject in all events to the terms and conditions of the Intercreditor Agreements, at any time (i) an Event of Default exists or (ii) during a Cash Dominion Period, concurrently with any Permitted Asset Disposition of Non-Current Asset Collateral, Borrowers shall prepay the Loans in an amount equal to the Net Proceeds of such disposition.

(b)           Except as may be otherwise required under the Senior Term Loan Agreement, and subject in all events to the terms and conditions of the Intercreditor Agreements, at any time (i) an Event of Default exists or (ii) during a Cash Dominion Period, concurrently with the receipt of any proceeds of insurance or condemnation awards paid in respect of any Non-Current Asset Collateral, Borrowers shall prepay the Loans in an amount equal to such proceeds, subject to Section 8.6.2.

(e)           By deleting Section 8.4.2 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

8.4.2           Dispositions of Equipment.  No Obligor shall sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Equipment except as otherwise permitted by this Agreement, the other Security Documents, the Senior Term Loan Documents, and the 2012 Indentures; provided, that no Obligor shall sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Equipment if an Event of Default shall have occurred and be continuing and either (a) Administrative Agent shall have notified such Obligor that its right to do so is terminated, suspended or otherwise limited or (b) the maturity of any or all of the Obligations shall have been accelerated.  Concurrently with any sale, lease or other disposition (except a sale or disposition to another Obligor or Subsidiary thereof or a lease) permitted by the foregoing proviso, Administrative Agent's Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by Administrative Agent or any other Lender.  Administrative Agent shall, at Obligors' expense, execute and deliver to the relevant Obligor such documents as such Obligor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to Administrative Agent's Liens.

(f)           By deleting the reference to "and (c)" in Section 8.6.2(a) of the Loan Agreement.

(g)           By deleting Section 9.1.17 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

9.1.17           No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Obligor or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default by an Obligor (a) under any Material Contract (b) under the Senior Term Loan Agreement or any of the 2012 Indentures, or (c) in the payment of any Borrowed Money that constitutes Material Debt.

(h)           By deleting Section 9.1.24 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

9.1.24           Other Debt. The provisions of the Intercreditor Agreements are and will be enforceable against the Term Lenders. Subject to the terms of the Intercreditor Agreements, all Obligations, including those to pay the principal of and interest on the Loans and fees and expenses in connection therewith, constitute "ABL Obligations" (as defined in the ABL Intercreditor Agreement), and such Obligations are entitled to the benefits of the provisions created therein. Obligors acknowledge that Administrative Agent and Lenders are entering into this Agreement, and extending their Revolver Commitments, in reliance upon the provisions in the ABL Intercreditor Agreement and in this Section 9.1.24.  All of the Obligations and all of the Liens securing the Obligations are permitted under the 2012 Indentures and, as of the Sixth Amendment Effective Date, this Agreement constitutes a "Credit Facility" under and as defined in each of the 2012 Indentures.

(i)           By deleting Section 10.1.3 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

10.1.3           Notices.  Notify Administrative Agent (and Administrative Agent will notify Lenders) in writing, promptly after an Obligor's obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the occurrence of any Default, (b) the occurrence of any "Default" under and as defined in any of the Senior Term Loan Agreement or any of the 2012 Indentures, (c) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, (d) the occurrence of a Financial Covenant Trigger Event, (e) the occurrence of any material fraud that involves management employees who have a significant role in the internal controls over financial reporting of Obligors, in each case of clause (e) as described in Securities Laws, and (f) an Event of Default under Section 10.3.1.  Each notice  pursuant to this Section 10.1.3 shall be accompanied by a statement of a Senior Officer of Borrower Agent setting forth details of the occurrence referred to therein and stating what action Obligors have taken and propose to take with respect thereto.  Each notice pursuant to clause (a) above shall describe with particularity any and all provisions of this Agreement and any other Loan Documents in respect of which a Default exists.  Each notice pursuant to the foregoing clause (f) shall include a calculation setting out in reasonable detail the Fixed Charge Coverage Ratio upon the occurrence of such Event of Default.

(j)           By deleting clause (d) of Section 10.2.1 of the Loan Agreement in its entirety and by substituting in lieu thereof "(d) [reserved;]."

(k)           By deleting Section 10.2.8 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

10.2.8           Restrictions on Payment of Certain Debt.

(a)           Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to (i) any Subordinated Debt (other than Debt among Holdings, the Borrowers and Subsidiaries, so long as no Event of Default has occurred and is continuing), except (A) regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt, (B) refinancing of Debt permitted under Section 10.2.1, (C) payments made in the Ordinary Course of Business with respect to intercompany debt consisting of trade payables arising from the sale of Inventory in a transaction not violative of Section 10.2.17, or (D) any repayments with respect to any Subordinated Debt, to the extent (I) the aggregate amount of such payments made under this clause (D) and the payments made to Holdings pursuant to Section 10.2.4(h) of this Agreement does not exceed $40,000,000 in any Fiscal Year, and (II) the conditions set forth in clauses (x) and (y) of Section 10.2.4(h) of this Agreement are satisfied at the time of such payments; provided that in the case of clause (B), at the time of such transaction after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (ii) if a Default exists or would result therefrom, any Debt, other than (A) the payment of the Debt created hereunder, under the Senior Term Loan Agreement and (B) the payment of secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt.

(b)           Prepay, redeem, retire or defease any other Borrowed Money (other than the Obligations), including Senior Term Loan Debt, prior to its regularly scheduled payment, amortization or maturity date under the agreements evidencing such Debt as in effect on the Sixth Amendment Effective Date (or as amended thereafter with the consent of Administrative Agent or otherwise in accordance with the Intercreditor Agreements, provided that the consent of Administrative Agent to such amendment shall not be required if such amendment is not materially adverse to the interests of Administrative Agent and Lenders under this Agreement and the other Loan Documents (it being understood that amendments to increase interest rates or shorten regularly scheduled payment, amortization or maturity dates, in each case, shall be considered materially adverse to the interests of Administrative Agent and Lenders)); provided, that (i) any mandatory prepayments (including pursuant to mandatory offers to purchase) of the Senior Term Loan Debt as required in the Senior Term Loan Agreement (as in effect after giving effect to the amendments thereto dated on or about the Sixth Amendment Effective Date) shall not be prohibited under this Section 10.2.8; and (ii) any payment of Debt that constitutes a Permitted Debt Prepayment shall not be prohibited under this Section 10.2.8.

(l)           By deleting Section 10.2.14 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

10.2.14                      Restrictive Agreements.  Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) imposed by law or any Loan Document, any Secured Term Loan Document, or the 2012 Indentures, or relating to secured Debt permitted hereunder as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; (d) constituting restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Debt of such Foreign Subsidiary permitted to be incurred hereunder; or (e) constituting customary restrictions on assignment in leases and other contracts.

(m)           By deleting Section 10.2.19 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

10.2.19                      Amendments to Certain Documents.  Amend, supplement or otherwise modify the Senior Term Loan Agreement, any of the 2012 Indentures or any other document, instrument or agreement relating to any Material Debt without the prior written approval of Administrative Agent, except either (a) to the extent any of the foregoing is not adverse to the interests of Lenders under the Loan Documents or any party (other than an Obligor or a Subsidiary) to a Hedging Agreement in any material respect, (b) in connection with any refinancing, refunding, renewal or extension of any Debt permitted under Section 10.2.1, or (c) as otherwise provided in Section 10.2.8.

(n)           By deleting clause (a) of Section 10.2.20 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

(a)           With respect to Holdings, (i) engage in any material activities or hold any material assets or liabilities other than its ownership of the Equity Interests of Spectrum and those activities incidental thereto and (ii) incur any material liabilities other than pursuant to any Loan Documents or the Senior Term Loan Documents to which it is a party and any other obligations or liabilities incidental to its activities as a holding company or expressly permitted hereunder.

(o)           By deleting clause (n) of Section 11.1 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

(n)           If the Obligations are not "Senior Debt" (or any comparable terms) for purposes of any documents evidencing or related to any Subordinated Debt, or any Obligor shall so assert in writing; and

(p)           By deleting clause (o) of Section 11.1 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

(o)           (i) Any "Event of Default" occurs under (and as defined in) the Senior Term Loan Agreement or any of the 2012 Indentures, or (ii) Administrative Agent shall receive from any of the Term/Notes Secured Parties any notice pursuant to Section 3.1 of the ABL Intercreditor Agreement, or any of the Term/Notes Secured Parties shall commence any lien enforcement remedies with respect to any Collateral.

5.           Ratification and Reaffirmation.  Each Obligor hereby ratifies and reaffirms the Obligations, the Loan Agreement, each of the other Loan Documents to which such Obligor is a party and all of such Obligor’s covenants, duties, indebtedness and liabilities under the Loan Agreement and the other Loan Documents to which such Obligor is a party.

6.           Acknowledgments and Stipulations.  Each Obligor acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Obligor are legal, valid and binding obligations of such Obligor that are enforceable against such Obligor in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Obligor); the security interests and liens granted by such Obligor in favor of Administrative Agent are duly perfected security interests and Liens, with the priority required by the Loan Documents; and as of the close of business on August 15, 2013, the outstanding principal amount of the Loans totaled $99,400,000 and the undrawn face amount of Letters of Credit totaled $38,491,112.70.

7.           Representations and Warranties.  Each Obligor represents and warrants to Administrative Agent and Lenders, to induce Administrative Agent and the applicable Lenders to enter into this Amendment, that no Default or Event of Default exists immediately prior to and immediately after giving effect to this Amendment; no Material Adverse Effect of the type described in clause (a) of the definition thereof in the Loan Agreement shall have occurred before, and none shall occur immediately after, giving effect to the terms of this Amendment (whether on the Sixth Amendment Effective Date or the Additional Senior Term Loan/Senior Secured Notes Redemption Effective Date; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate or limited liability company action, as applicable, on the part of Obligors and this Amendment has been duly executed and delivered by Obligor; and all of the representations and warranties made by Obligors in the Loan Agreement are true and correct in all material respects on and as of the effective date of this Amendment (except for representations and warranties that expressly relate to an earlier date).

8.           Reference to Loan Agreement.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

9.           Breach of Amendment.  This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

10.        Conditions Precedent.  The effectiveness of the waivers set forth in Section 2 of this Amendment and the amendments set forth in Sections 3 and 4 of this Amendment are subject to the satisfaction of each of the following conditions precedent on or prior to the date hereof, in form and substance reasonably satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:

(a)           Administrative Agent shall have received a duly signed counterpart (which may be in electronic form transmitted via email, with originals to follow) of this Amendment from each Obligor and Required Lenders and such other documentation relating to the transactions referenced in this Amendment, in each case, in form and substance reasonably satisfactory to Administrative Agent, MLPF&S, Borrowers and their respective counsels;

(b)           Administrative Agent shall have received an Omnibus Closing Certificate from Obligors, together with resolutions for each Obligor, in form and substance reasonably satisfactory to Administrative Agent, permitting (i) the execution and delivery of, and performance under, this Amendment and the Senior Term Loan Amendments, (ii) the Redemption and (iii) the other transactions contemplated hereby;

(c)           Administrative Agent shall have received from Borrowers a Certificate Regarding Term Loan Transactions, together with true, correct and complete copies of the Term Loan Amendment and all other documents executed in connection therewith, in form and substance reasonably satisfactory to Administrative Agent; and

(d)           Administrative Agent and MLPF&S shall have received payment of all fees and, to the extent invoiced at least 2 Business Days prior to the date of this Amendment, expenses to be paid by Borrowers to them on the date of this Amendment as provided herein and in that certain Fee Letter dated August 13, 2013 among Administrative Agent, MLPF&S and Borrowers.

11.           Expenses of Administrative Agent.  Obligors agree to pay, on demand, all costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

12.           Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

13.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.           No Novation, etc.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any other Loan Document, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

15.           Counterparts; Electronic Signatures.  This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

16.           Further Assurances.  Each Obligor agrees to take such further actions as Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

17.           Section Titles.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

18.           Release of Claims.  To induce Administrative Agent and each Lender party hereto to enter into this Amendment, each Obligor hereby releases, acquits and forever discharges Administrative Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of Administrative Agent and each Lender from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Obligor now has or has ever had against Administrative Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise.  Each Obligor represents and warrants to Administrative

Agent and each Lender that such Obligor has not transferred or assigned to any Person any claim that such Obligor ever had or claimed to have against Administrative Agent or any Lender.

19.           Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

OBLIGORS:

APN HOLDING COMPANY, INC.
APPLICA CONSUMER PRODUCTS, INC.
APPLICA MEXICO HOLDINGS, INC.
DB ONLINE, LLC
HP DELAWARE, INC.
HPG LLC
NATIONAL MANUFACTURING CO.
NATIONAL MANUFACTURING MEXICO A LLC
NATIONAL MANUFACTURING MEXICO B LLC
PRICE PFISTER, INC.
ROV INTERNATIONAL HOLDING, INC.
SCHULTZ COMPANY
SPECTRUM BRANDS, INC.
SPECTRUM NEPTUNE US HOLDCO CORPORATION
TOASTMASTER, INC.
UNITED INDUSTRIES CORPORATION
UNITED PET GROUP, INC.

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Vice President

BALDWIN HARDWARE CORPORATION KWIKSET CORPORATION WEISER LOCK CORPORATION

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Vice President and Secretary

By:	/s/ John Beattie
	Name:	John Beattie
	Title:	Vice President and Treasurer

ROV HOLDINGS LLC ROVCAL, INC.

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Secretary

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SB/RH HOLDINGS, LLC

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Senior Vice President, Secretary and General Counsel

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LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Matthew Bourgeois
	Name:	Matthew Bourgeois
	Title:	Senior Vice President

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Christopher Day
	Name:	Christopher Day
	Title:	Authorized Signatory

By:	/s/ Tyler R. Smith
	Name:	Tyler R. Smith
	Title:	Authorized Signatory

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DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

By:	/s/ Benjamin Souh
	Name:	Benjamin Souh
	Title:	Vice President

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REGIONS BANK

By:	/s/ James T. Coleman
	Name:	James T. Coleman
	Title:	SVP

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SUNTRUST BANK

By:	/s/ Ryan Jones
	Name:	Ryan Jones
	Title:	Vice President

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WELLS FARGO CAPITAL FINANCE, LLC

By:	/s/ Todd Nakamoto
	Name:	Todd Nakamoto
	Title:	Duly Authorized Signer

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GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Brent Chase
	Name:	Brent Chase
	Title:	Duly Authorized Signatory

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BMO HARRIS BANK, N.A.

By:	/s/ Craig Thistlethwaite
	Name:	Craig Thistlethwaite
	Title:	Director

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RBS ASSET FINANCE, INC., through its division RBS Business Capital

By:	/s/ Kimberly A. Crotty
	Name:	Kimberly A. Crotty
	Title:	V.P.

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BARCLAYS BANK PLC.

By:	/s/ Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Vice President

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Matthew Bourgeois
	Name:	Matthew Bourgeois
	Title:	Senior Vice President

Sixth Amendment to Loan and Security Agreement (Spectrum)